Exhibit 99.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

NEW MEXICO REGULATION AND LICENSING DEPARTMENT

FINANCIAL INSTITUTIONS DIVISION

SANTA FE, NEW MEXICO

Written Agreement by and among

FIRST STATE BANCORPORATION	Docket Nos. 09-075-WA/RB-HC
Albuquerque, New Mexico	09-075-WA/RB-SM

FIRST COMMUNITY BANK
Taos, New Mexico

FEDERAL RESERVE BANK OF
KANSAS CITY
Kansas City, Missouri

and

NEW MEXICO REGULATION AND
LICENSING DEPARTMENT
FINANCIAL INSTITUTIONS DIVISION
Santa Fe, New Mexico

WHEREAS, in recognition of their common goal to maintain the financial soundness of First State Bancorporation, Albuquerque, New, Mexico (“Bancorp”), a registered bank holding company, and its subsidiary bank, First Community Bank, Taos, New Mexico (the “Bank”), a state member bank, Bancorp, the Bank, the Federal Reserve Bank of Kansas City (the “Reserve Bank”), and the New Mexico Regulation and Licensing Department, Financial Institutions Division (the “Division”) have mutually agreed to enter into this Written Agreement (the “Agreement”); and

WHEREAS, on July 2, 2009, the boards of directors of Bancorp and the Bank, at duly constituted meetings, adopted resolutions authorizing and directing Michael R. Stanford to enter into this Agreement on behalf of Bancorp and the Bank, and consenting to compliance with each and every provision of this Agreement by Bancorp, the Bank, and their institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u) and 1818(b)(3)).

NOW, THEREFORE, Bancorp, the Bank, the Reserve Bank, and the Division agree as follows:

Corporate Governance and Management Review

1.    (a)    Within 30 days of this Agreement, the boards of directors of Bancorp and the Bank shall engage an independent consultant acceptable to the Reserve Bank and the Division to assess: (i) the Bank’s management and staffing needs, with particular emphasis on credit administration and problem loan workouts; (ii) the qualifications and performance of all officers of the Bank, including their ability to competently perform present and anticipated duties, restore and maintain the Bank to a safe and sound condition; and comply with the requirements of this Agreement; and (iii) the current structure and composition of the Bank’s board of directors and its committees, and a determination of the structure and composition needed to adequately supervise the affairs of the Bank. The independent consultant shall prepare a written report of findings and recommendations (the “Consultant’s Report”).

(b)    Within 10 days of the Reserve Bank’s and the Division’s approval of the independent consultant selection, Bancorp and the Bank shall submit an engagement letter to the Reserve Bank and the Division for approval. The engagement letter shall require the independent consultant to submit the Consultant’s Report within 30 days of regulatory approval of the engagement letter and to provide a copy of the Consultant’s Report to the Reserve Bank and the Division at the same time that it is provided to the boards of directors of Bancorp and the Bank.

(c)    Within 30 days of receipt of the Consultant’s Report, Bancorp and the Bank shall submit to the Reserve Bank and the Division a written plan that fully addresses the findings and recommendations in the Consultant’s Report regarding the Bank’s management, staffing levels, and corporate governance, and describes the specific actions, including timeframes, that the boards of directors propose to take in order to strengthen the Bank’s management and corporate governance.

2.    In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, Bancorp and the Bank shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831 i) and Subpart H of Regulation Y of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (12 C.F.R. §§ 225.71 et seq.).

3.    Bancorp and the Bank shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the regulations of the Federal Deposit Insurance Corporation (“FDIC”) (12 C.F.R, Part 359).

Lending and Credit Risk Management

4.    Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Division an acceptable written plan to strengthen lending and credit risk management practices at the Bank. The plan shall, at a minimum, address, consider, and include:

(a)    Policies and procedures to strengthen management of commercial real estate concentrations to reduce or mitigate the risk of such concentrations in light of current market conditions. The policies and procedures shall be consistent with the Interagency Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices, dated December 12, 2006 (SR 07-1), including but not limited to, periodic review of stress testing procedures and methodology to ensure consistency with current market and economic conditions;

(b)    enhanced management information systems to provide accurate, timely and detailed information to the Bank’s management and board of directors, particularly with respect to commercial real estate loans;

(c)    revisions to the loan policy and procedures to enhance underwriting and credit administration for commercial real estate loans, including, but not limited to, the appropriate use and monitoring of interest reserves, obtaining personal guarantees, and the timing of when new appraisals or evaluations are required;

(d)    compensation standards for loan origination officers that include an assessment of loan performance; and

(e)    measures to address the deficiencies in lending and credit administration that were noted in the report of the examination of the Bank conducted jointly by the Division and the Reserve Bank that commenced on January 26, 2009 (the “Report of Examination”).

Asset Improvement

5.    (a)    The Bank shall not, directly or indirectly, extend or renew any credit to or for the benefit of any borrower, including any related interest of the borrower, who is obligated to the Bank in any manner on any extension of credit or portion thereof that has been charged off by the Bank or classified, in whole or in part, “loss” in the Report of Examination or in any subsequent report of examination, as long as such credit remains uncollected.

(b)    The Bank shall not, directly or indirectly, extend or renew any credit to or for the benefit of any borrower, including any related interest of the borrower, whose extension of credit has been classified as “doubtful” or “substandard” in the Report of Examination or in any subsequent report of examination, without the prior approval of the board of directors. The board of directors shall document in writing the reasons for the extension of credit or renewal, specifically certifying that: (i) the extension of credit is necessary to protect the Bank’s interest in the ultimate collection of the credit already granted; or (ii) the extension of credit is in full compliance with the Bank’s written loan policy, is adequately secured, and a thorough credit analysis has been performed indicating that the extension or renewal is reasonable and justified, all necessary loan documentation has been properly and accurately prepared and filed, the extension of credit will not impair the Bank’s interest in obtaining repayment of the already outstanding credit, and the board of directors reasonably believes that the extension of credit or renewal will be repaid according to its terms. The written certification shall be made a part of the minutes of the board of directors’ meetings, and a copy of the signed certification, together with the credit analysis and related information that was used in the determination, shall be retained by the Bank in the borrower’s credit file for subsequent supervisory review. For purposes of this Agreement, the term “related interest” is defined as set forth in section 215.2(n) of Regulation O of the Board of Governors (12 C.F.R. § 215.2(n)).

6.    (a)    Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Division an acceptable written plan designed to improve the Bank’s position through repayment, amortization, liquidation, additional collateral, or other means on each loan or other asset in excess of $1,000,000, including other real estate owned (“OREO”), that: (i) is past due as to principal or interest more than 90 days as of the date of this Agreement; (ii) is on the Bank’s problem loan list; or (iii) was adversely classified in the Report of Examination.

(b)    Within 30 days of the date that any additional loan or other asset in excess of $1,000,000, including OREO, becomes past due as to principal or interest for more than 90 days, is on the Bank’s problem loan list, or is adversely classified in any subsequent report of examination of the Bank, the Bank shall submit to the Reserve Bank and the Division an acceptable written plan to improve the Bank’s position on such loan or asset.

(c)    Within 30 days after the end of each calendar quarter thereafter, the Bank shall submit a written progress report to the Reserve Bank and the Division to update each asset improvement plan, which shall include, at a minimum, the carrying value of the loan or other asset and changes in the nature and value of supporting collateral, along with a copy of the Bank’s current problem loan list, extension report, and past due/non-accrual report.

Allowance for Loan and Lease Losses

7.    (a)    Within 10 days of this Agreement, the Bank shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified “loss” in the Report of Examination that have not been previously collected in full or charged off. Thereafter, the Bank shall, within 30 days from the receipt of any federal or state report of examination, charge off all assets classified “loss” unless otherwise approved in writing by the Reserve Bank and the Division.

(b)    The Bank shall maintain a sound process for determining, documenting, and recording an adequate allowance for loan and lease losses (“ALLL”) in accordance with regulatory reporting instructions and relevant supervisory guidance, including the Interagency

Policy Statements on the Allowance for Loan and Lease Losses, dated July 2, 2001 (SR 01-17 (Sup)) and December 13, 2006 (SR 06-17).

Capital Plan

8.    Within 60 days of this Agreement, Bancorp shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at Bancorp, on a consolidated basis, and Bancorp and the Bank shall jointly submit to the Reserve Bank and the Division an acceptable written plan to maintain sufficient capital at the Bank, as a separate legal entity on a stand-alone basis. These plans shall, at a minimum, address, consider, and include:

(a)    Bancorp’s current and future capital needs, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D);

(b)    the Bank’s current and future capital needs, including compliance with the Capital Adequacy Guidelines for State Member Banks: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and B of Regulation H of the Board of Governors (12 C.F.R. Part 208, App. A and B);

(c)    the adequacy of the Bank’s capital, taking into account the volume of classified credits, concentrations of credit, ALLL, current and projected asset growth, and projected retained earnings;

(d)    the source and timing of additional funds to fulfill the consolidated organization’s and the Bank’s future capital requirements; and

(e)    the requirements of section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)) that Bancorp serve as a source of strength to the Bank.

9.    (a)    Bancorp shall notify the Reserve Bank, in writing, no more than 30 days after the end of any quarter in which any of Bancorp’s consolidated capital ratios fall below the approved plan’s minimum ratios. Together with the notification, Bancorp shall submit to the Reserve Bank an acceptable written plan that details the steps Bancorp will take to increase Bancorp’s capital ratios above the plan’s minimums.

(b)    The Bank shall notify the Reserve Bank and the Division in writing, no more than 30 days after the end of any quarter in which any of the Bank’s capital ratios (total risk-based, Tier 1 risk-based, or leverage) fall below the approved plan’s minimum ratios. Together with the notification, the Bank shall submit to the Reserve Bank and the Division an acceptable written plan that details the steps the Bank will take to increase the Bank’s capital ratios above the plan’s minimums.

Earnings Plan and Budget

10.    (a)    Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Division a written business plan to improve the Bank’s earnings and overall condition. The plan, at a minimum, shall provide for or describe:

(i)	a realistic and comprehensive budget for the remainder of calendar year 2009, including income statement and balance sheet projections; and

(ii)	the operating assumptions that form the basis for, and adequately support, major projected income, expense, and balance sheet components.

(b)    A business plan and budget for each calendar year subsequent to 2009 shall be submitted to the Reserve Bank and the Division at least 30 days prior to the beginning of that calendar year.

Liquidity/Funds Management

11.    Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Division an acceptable written plan designed to improve management of the Bank’s liquidity position and funds management practices. The plan shall, at a minimum, address, consider, and include:

(a)    Measures to enhance the monitoring, maintenance, and reporting of the Bank’s liquidity position; and

(b)    measures to address the deficiencies in liquidity and funds management noted in the Report of Examination.

12.    Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Division an acceptable revised written contingency funding plan that, at a minimum, identifies available sources of liquidity and includes adverse scenario planning.

Brokered Deposits

13.    (a)    At all times during the term of this Agreement that the Bank is well capitalized, the Bank shall not accept any new brokered deposits. For purposes of this subparagraph, the term “brokered deposits” is defined as set forth in section 337.6(a) of the regulations of the FDIC (12 C.F.R. § 337.6(a)) and includes deposits funded by third party agents or nominees for depositors; and the term “new brokered deposits” is defined not to include renewals or rollovers of brokered deposits.

(b)    Within 30 days of this Agreement, the Bank shall submit an acceptable written plan to the Reserve Bank and the Division for reducing its reliance on brokered deposits. The plan shall detail the current composition of the Bank’s brokered deposits by maturity and explain the means by which such deposits will be paid at maturity.

14.    The Bank shall comply with the provisions of section 29 of the FDI Act (12 U.S.C. § 1831f) and the FDIC’s accompanying regulations at 12 C.F.R. § 337 that are applicable to the Bank. The Bank shall notify the Reserve Bank and the Division, in writing, if the Bank requests any waiver of the restrictions imposed by section 29 from the FDIC and shall notify the Reserve Bank and the Division of the FDIC’s disposition of any request for such a waiver.

Interest Rate Risk Management

15.    Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Division an acceptable written plan to improve interest rate risk management practices. The plan shall, at a minimum, address the following parameters:

(a)    Appropriate guidelines for GAP management;

(b)    an adequate system to model and control the vulnerability of net interest income to changes in interest rates; and

(c)    appropriate parameters governing the economic risk to the Bank’s capital due to changes in interest rates.

Dividends and Distributions

16.    (a)    The Bank shall not declare or pay any dividends without the prior written approval of the Reserve Bank, the Director of the Division of Banking Supervision and Regulation of the Board of Governors (the “Director), and the Division.

(b)    Bancorp shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director.

(c)    Bancorp and its nonbank subsidiaries shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

(d)    Bancorp and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director.

(e)    All requests for prior written approval shall be received by the Reserve Bank and the Division at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on Bancorp’s capital, earnings, and cash flow; the Bank’s capital, asset quality, earnings, and ALLL needs; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, Bancorp and the Bank must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors’ Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).

Debt and Stock Redemption

17.    (a)    Bancorp and its nonbank subsidiaries shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b)    Bancorp shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Compliance with the Agreement

18.    (a)    Within 10 days of this Agreement, the boards of directors of Bancorp and the Bank shall appoint a joint committee (the “Compliance Committee”) to monitor and coordinate Bancorp’s and the Bank’s compliance with the provisions of this Agreement. The Compliance Committee shall include a majority of outside directors who are not executive officers or principal shareholders of Bancorp or the Bank, as defined in sections 215.2(e)(l) and 215.2(m)(l) of Regulation O of the Board of Governors (12 C.F.R. §§ 215.2(e)(l) and 215.2(m)(l)). The Compliance Committee shall meet at least monthly, keep detailed minutes of each meeting, and report its findings to the boards of directors of Bancorp and the Bank.

(b)    Within 30 days after the end of each calendar quarter following the date of this Agreement, Bancorp and the Bank shall submit to the Reserve Bank and the Division written progress reports detailing the form and manner of all actions taken to secure compliance with this Agreement and the results thereof.

Approval and Implementation of Plans

19.    (a)    Bancorp and the Bank shall submit written plans and an engagement letter that are acceptable to the Reserve Bank and the Division within the applicable time periods set forth in paragraphs l(b), 4, 6(a), 6(b), 8,11, 12, 13(b), and 15 of this Agreement. In addition, an acceptable independent consultant shall be retained within the time period set forth in paragraph l(a) of this Agreement.

(b)    Within 10 days of approval by the Reserve Bank and the Division, Bancorp and the Bank shall adopt the approved plans. Upon adoption, Bancorp and the Bank shall implement the approved plans and thereafter fully comply with them.

(c)    During the term of this Agreement, the approved plans shall not be amended or rescinded without the prior written approval of the Reserve Bank and the Division.

Communications

20.    All communications regarding this Agreement shall be sent to:

(a)	Ms. Susan E. Zubradt

Vice President

Federal Reserve Bank of Kansas City

1 Memorial Drive

Kansas City, Missouri 64198

(b)	Mr. William J. Verant

Director

New Mexico Financial Institutions Division

2550 Cerrillos Road, 3rd Floor

Santa Fe, New Mexico 87505

(c)	Mr. Michael R. Stanford

Chief Executive Officer

First State Bancorporation and First Community Bank

7900 Jefferson NE

P.O. Box 3686

Albuquerque, New Mexico 87190

Miscellaneous

21.    Notwithstanding any provision of this Agreement, the Reserve Bank and the Division may, in their sole discretion, grant written extensions of time to Bancorp and the Bank to comply with any provision of this Agreement.

22.    The provisions of this Agreement shall be binding upon Bancorp, the Bank, and their institution-affiliated parties, in their capacities as such, and their successors and assigns.

23.    Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank and the Division.

24.    The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, the Division, or any other federal or state agency from taking any other action affecting Bancorp, the Bank or any of their current or former institution- affiliated parties and their successors and assigns.

25.    Pursuant to section 50 of the FDI Act (12 U.S.C. § 183laa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 2nd day of July, 2009.

FIRST STATE BANCORPORATION		FEDERAL RESERVE BANK OF KANSAS CITY

By:	/s/ Michael R. Stanford	By:	/s/ Susan E. Zubradt
	Michael R. Stanford Chief Executive Officer		Susan E. Zubradt Vice President

FIRST COMMUNITY BANK		NEW MEXICO FINANCIAL INSTITUTIONS DIVISION

By:	/s/ Michael R. Stanford	By:	/s/ William J. Verant
	Michael R. Stanford Chief Executive Officer		William J. Verant Director